Exhibit 99.1
FOR IMMEDIATE RELEASE
CASELLA WASTE SYSTEMS, INC. ANNOUNCES FOURTH QUARTER AND FISCAL YEAR 2024 RESULTS AND PROVIDES FISCAL YEAR 2025 GUIDANCE
RUTLAND, VERMONT (February 12, 2025) — Casella Waste Systems, Inc. (NASDAQ: CWST), a regional solid waste, recycling and resource management services company, today reported its financial results for the three and twelve-month periods ended December 31, 2024. The Company also provided guidance for the fiscal year ending December 31, 2025 (“fiscal year 2025").
Key Highlights:
•Revenues were $427.5 million for the quarter, up $67.9 million, or up 18.9%, from the same period in 2023. Revenues were $1.557 billion for the fiscal year ended December 31, 2024 (“fiscal year 2024”), up $292.7 million, or up 23.1%, from the fiscal year ended December 31, 2023 (“fiscal year 2023”).
•Solid waste pricing for fiscal year 2024 was up 5.7% from fiscal year 2023, driven by 6.5% collection price growth and 3.9% disposal price growth.
•Net income (loss) was $4.9 million for the quarter, up $6.7 million, as compared to $(1.8) million for the same period in 2023. Net income was $13.5 million for fiscal year 2024, down $(11.9) million, or down (46.7)%, as compared to $25.4 million in fiscal year 2023. Adjusted Net Income, a non-GAAP measure, was $80.7 million for fiscal year 2024, up $6.5 million, or up 8.7%, from fiscal year 2023.
•Adjusted EBITDA, a non-GAAP measure, was $95.0 million for the quarter, up $12.8 million, or up 15.6%, from the same period in 2023. Adjusted EBITDA was $360.6 million for fiscal year 2024, up $66.0 million, or up 22.4%, from fiscal year 2023.
•Net cash provided by operating activities was $281.4 million for fiscal year 2024, up $48.3 million, or up 20.7%, from fiscal year 2023.
•Adjusted Free Cash Flow, a non-GAAP measure, was $158.3 million for fiscal year 2024, up $30.0 million, or up 23.4%, from fiscal year 2023.
•Acquired eight businesses in fiscal year 2024 with over $200 million of annualized revenues and three businesses in fiscal year 2025 year-to-date with approximately $40 million of annualized revenues.
“We finished the year strong, reporting records yet again across our key financial metrics in 2024, with growth of over 20% in revenues, Adjusted EBITDA and Adjusted Free Cash Flow," said John W. Casella, Chairman and CEO of Casella Waste Systems, Inc. “Our consistent execution against clear operating and growth strategies have yielded consistently strong results, year after year. I would like to recognize and thank our entire team for their efforts, and their commitment to our customers and our Core Values.”
“We acquired eight businesses in 2024 with over $200 million in annualized revenue, further strengthening our operating capabilities in our Mid-Atlantic markets and entering a strategically attractive adjacency in the Hudson Valley region of New York,” Casella said. “We have started the year strong on the growth front already in 2025, with three acquisitions and approximately $40 million in annualized revenues, filling in our service territory in Maryland and Pennsylvania and adding synergistic overlap in Eastern Massachusetts. In total, these acquired operations have generally come in at initial Adjusted EBITDA margins at or below our consolidated average, but represent significant improvement opportunity going forward as we continue to integrate the businesses, invest in organic growth, and implement our operating initiatives and practices.”
“On a same store basis in 2024, we expanded Adjusted EBITDA margins in our collection business by over 100 basis points, driven by 6.5% price growth and continued focus on operating efficiency, and margins in our Resource Solutions segment by 270 basis points, with strong performance across that business, particularly at our Boston recycling facility” said Casella. “This performance was partially offset by weakness in C&D and special waste volumes at our landfills, as we held the line on price in the face of market softness, however we anticipate a return to growth in landfill volumes in 2025 as transitory market pressures subside.”
“In 2025 we will celebrate the fiftieth anniversary of Casella, which began in 1975 with one truck in Rutland, VT, and has now grown to over 5,000 employees with operations in 10 states,” Casella said. “This milestone represents an opportunity to reflect on all that our team has accomplished, and what we have built together, and also to look forward with excitement to the tremendous growth opportunities that lie ahead.”

Q4 2024 Results
Revenues were $427.5 million for the quarter, up $67.9 million, or up 18.9%, from the same period in 2023, with revenue growth mainly driven by: newly closed acquisitions along with the rollover impact from acquisitions closed in prior periods; collection and disposal price growth; and higher recycling commodity volumes and prices.
Operating income was $18.5 million for the quarter, up $5.2 million, or up 38.7%, from the same period in 2023, driven by stronger operating results and a favorable year-over-year comparison to a charge related to a landfill capping veneer failure in the same period in 2023; partially offset by higher amortization expense related to acquisition growth.
Net income was $4.9 million for the quarter, or $0.08 per diluted common share, up $6.7 million and $0.11 per diluted common share, from the same period in 2023, consistent with higher operating income. Adjusted Net Income, was $25.8 million for the quarter, or $0.41 Adjusted Diluted Earnings Per Common Share, a non-GAAP measure, up $8.7 million and $0.12 Adjusted Diluted Earnings Per Common Share, or up 51.4% and 41.4%, respectively, from the same period in 2023.
Adjusted EBITDA was $95.0 million for the quarter, up $12.8 million, or up 15.6%, from the same period in 2023, driven by acquisition contribution and organic growth.
Please refer to "Non-GAAP Performance Measures" included in "Unaudited Reconciliation of Certain Non-GAAP Measures" below for additional information and reconciliations of Adjusted Net Income, Adjusted Diluted Earnings Per Common Share, Adjusted EBITDA and other non-GAAP performance measures to their most directly comparable GAAP measures.
Fiscal Year 2024 Results
Revenues were $1.557 billion for fiscal year 2024, up $292.7 million, or up 23.1%, from fiscal year 2023.
Operating income was $72.8 million for fiscal year 2024, down $(7.7) million, or down (9.5)%, from fiscal year 2023, as a result of an $8.4 million charge in connection with the closure of the landfill located in Southbridge, Massachusetts (the “Southbridge Landfill”); higher expense from acquisition activities; and higher depreciation and amortization expense related to recently closed acquisitions.
Net income was $13.5 million for fiscal year 2024, or $0.23 per diluted common share, down $(11.9) million and $(0.23) per diluted common share, or down (46.7)% and (50.0)%, respectively, from fiscal year 2023, driven by lower operating income and higher interest expense. Adjusted Net Income, was $80.7 million for fiscal year 2024, or $1.35 Adjusted Diluted Earnings Per Common Share, up $6.5 million and $0.01 Adjusted Diluted Earnings Per Common Share, or up 8.7% and 0.7%, respectively, from fiscal year 2023.
Adjusted EBITDA was $360.6 million for fiscal year 2024, up $66.0 million, or up 22.4%, from fiscal year 2023, driven by acquisition contribution and organic growth.
Net cash provided by operating activities was $281.4 million for fiscal year 2024, up $48.3 million, or up 20.7%, from fiscal year 2023. Adjusted Free Cash Flow was $158.3 million for fiscal year 2024, up $30.0 million from fiscal year 2023.
Please refer to "Non-GAAP Liquidity Measures" included in "Unaudited Reconciliation of Certain Non-GAAP Measures" below for additional information and reconciliation of Adjusted Free Cash Flow to its most directly comparable GAAP measure.
Fiscal Year 2025 Outlook
The Company provided guidance for fiscal year 2025 by estimating results in the following ranges:
•Revenues between $1.775 billion and $1.805 billion;
•Net income between $10 million and $25 million;
•Adjusted EBITDA between $410 million and $425 million;
•Net cash provided by operating activities between $320 million and $335 million; and
•Adjusted Free Cash Flow between $165 million and $180 million.
The guidance ranges do not include the impact of any acquisitions that have not been completed. Adjusted EBITDA and Adjusted Free Cash Flow related to fiscal year 2025 are described in the Unaudited Reconciliation of Fiscal Year 2025 Outlook Non-GAAP Measures section of this press release. Net income and Net cash provided by operating activities are provided as the most directly comparable GAAP measures to Adjusted EBITDA and Adjusted Free Cash Flow, respectively, however these forward-looking estimates for fiscal year 2025 do not contemplate any unanticipated impacts.

Conference Call to Discuss Quarter
The Company will host a conference call to discuss these results on Thursday, February 13, 2025 at 10:00 a.m. Eastern Time. Individuals interested in participating in the call should register for the call by clicking here to obtain a dial in number and unique passcode. Alternatively, upon registration, the website linked above provides an option for the conference provider to call the registrant's phone line, enabling participation on the call.
The call will also be webcast; to listen, participants should visit the company’s website at http://ir.casella.com and follow the appropriate link to the webcast. A replay of the call will be available on the Company's website and accessible using the same link.
About Casella Waste Systems, Inc.
Casella Waste Systems, Inc., headquartered in Rutland, Vermont, provides resource management expertise and services to residential, commercial, municipal, institutional and industrial customers, primarily in the areas of solid waste collection and disposal, transfer, recycling and organics services in the eastern United States. For further information, investors may visit the Company’s website at http://www.casella.com.
Safe Harbor Statement
Certain matters discussed in this press release, including, but not limited to, the statements regarding our intentions, beliefs or current expectations concerning, among other things, our financial performance; financial condition; operations and services; prospects; growth; strategies; anticipated impacts from future or completed acquisitions; and guidance for fiscal year 2025, are “forward-looking statements” intended to qualify for the safe harbors from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements can generally be identified as such by the context of the statements, including words such as “believe,” “expect,” “anticipate,” “plan,” “may,” “would,” “intend,” “estimate,” "will," “guidance” and other similar expressions, whether in the negative or affirmative. These forward-looking statements are based on current expectations, estimates, forecasts and projections about the industry and markets in which the Company operates and management’s beliefs and assumptions. The Company cannot guarantee that it actually will achieve the financial results, plans, intentions, expectations or guidance disclosed in the forward-looking statements made. Such forward-looking statements, and all phases of the Company's operations, involve a number of risks and uncertainties, any one or more of which could cause actual results to differ materially from those described in its forward-looking statements.
Such risks and uncertainties include or relate to, among other things, the following: the Company may be unable to adequately increase prices or drive operating efficiencies to adequately offset increased costs and inflationary pressures, including increased fuel prices and wages; it is difficult to determine the timing or future impact of a sustained economic slowdown that could negatively affect our operations and financial results; the increasing focus on per - and polyfluoroalkyl substances (“PFAS”) and other emerging contaminants, including the recent designation by the U.S. Environmental Protection Agency of two PFAS chemicals as hazardous substances under the Comprehensive Environmental Response, Compensation, and Liability Act, will likely lead to increased compliance and remediation costs and litigation risks; adverse weather conditions may negatively impact the Company's revenues and its operating margin; the Company may be unable to increase volumes at its landfills or improve its route profitability; the Company may be unable to reduce costs or increase pricing or volumes sufficiently to achieve estimated Adjusted EBITDA and other targets; landfill operations and permit status may be affected by factors outside the Company's control; the Company may be required to incur capital expenditures in excess of its estimates; the Company's insurance coverage and self-insurance reserves may be inadequate to cover all of its risk exposures; fluctuations in energy pricing or the commodity pricing of its recyclables may make it more difficult for the Company to predict its results of operations or meet its estimates; disruptions or limited access to domestic and global transportation or the imposition of tariffs could impact the Company's ability to sell recyclables into end markets; the Company may be unable to achieve its acquisition or development targets on favorable pricing or at all, including due to the failure to satisfy all closing conditions and to receive required regulatory approvals that may prevent closing of any announced transaction; the Company may not be able to successfully integrate and recognize the expected financial benefits from acquired businesses; and the Company may incur environmental charges or asset impairments in the future.
There are a number of other important risks and uncertainties that could cause the Company's actual results to differ materially from those indicated by such forward-looking statements. These additional risks and uncertainties include, without limitation, those detailed in Item 1A. “Risk Factors” in the Company's most recently filed Form 10-K, in Item 1A. “Risk Factors” in the Company’s most recently filed Form 10-Q and in other filings that the Company may make with the Securities and Exchange Commission in the future.
The Company undertakes no obligation to update publicly any forward-looking statements whether as a result of new information, future events or otherwise, except as required by law.

Investors:
Jason Mead
Senior Vice President of Finance & Treasurer
(802) 772-2293
Media:
Jeff Weld
Vice President of Communications
(802) 772-2234
http://www.casella.com

CASELLA WASTE SYSTEMS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except for per share data)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	Unaudited
	2024	2023	2024	2023
Revenues	$427,486	$359,567	$1,557,283	$1,264,542
Operating expenses:
Cost of operations	285,641	239,173	1,027,336	832,038
General and administration	52,208	43,127	190,754	155,847
Depreciation and amortization	66,357	54,610	234,907	170,705
Expense from acquisition activities	6,582	5,237	24,879	15,038
Southbridge Landfill closure (recovery) charge	(92)	191	8,385	467
Landfill capping (recovery) charge - veneer failure	(1,739)	3,870	(1,739)	3,870
Legal settlement	—	—	—	6,150
	408,957	346,208	1,484,522	1,184,115
Operating income	18,529	13,359	72,761	80,427
Other expense (income):
Interest expense, net	11,849	12,950	51,983	36,837
Debt modification expense	1,396	—	1,396	—
Loss from termination of bridge financing	—	—	—	8,191
Other income	(427)	(629)	(1,666)	(1,646)
Other expense, net	12,818	12,321	51,713	43,382
Income before income taxes	5,711	1,038	21,048	37,045
Provision for income taxes	835	2,849	7,512	11,646
Net income (loss)	$4,876	$(1,811)	$13,536	$25,399
Basic weighted average common shares outstanding	63,323	57,981	59,576	55,174
Basic earnings (loss) per common share	$0.08	$(0.03)	$0.23	$0.46
Diluted weighted average common shares outstanding	63,449	57,981	59,681	55,274
Diluted earnings (loss) per common share	$0.08	$(0.03)	$0.23	$0.46

CASELLA WASTE SYSTEMS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	December 31, 2024	December 31, 2023
ASSETS
CURRENT ASSETS:
Cash, cash equivalents and restricted cash	$383,303	$220,912
Accounts receivable, net of allowance for credit losses	165,917	157,324
Other current assets	64,085	48,089
Total current assets	613,305	426,325
Property and equipment, net of accumulated depreciation and amortization	1,164,815	980,553
Operating lease right-of-use assets	98,050	100,844
Goodwill	1,002,266	735,670
Intangible assets, net of accumulated amortization	313,468	241,429
Other non-current assets	38,164	50,649
Total assets	$3,230,068	$2,535,470
LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Current maturities of debt	$42,619	$35,781
Current operating lease liabilities	10,291	9,039
Accounts payable	111,087	116,794
Current accrued final capping, closure and post-closure costs	3,224	10,773
Contract liabilities	50,690	31,472
Other accrued liabilities	89,406	74,999
Total current liabilities	307,317	278,858
Debt, less current portion	1,090,632	1,007,662
Operating lease liabilities, less current portion	64,449	66,074
Accrued final capping, closure and post-closure costs, less current portion	169,006	123,131
Other long-term liabilities	47,825	37,954
Total stockholders' equity	1,550,839	1,021,791
Total liabilities and stockholders' equity	$3,230,068	$2,535,470

CASELLA WASTE SYSTEMS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

	Twelve Months Ended December 31,
	2024	2023
Cash Flows from Operating Activities:
Net income	$13,536	$25,399
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	234,907	170,705
Interest accretion on landfill and environmental remediation liabilities	11,601	9,885
Amortization of debt issuance costs	2,960	2,962
Stock-based compensation	12,186	9,084
Operating lease right-of-use assets expense	17,784	15,318
Other items and charges, net	12,980	708
Loss from termination of bridge financing	—	8,191
Landfill capping (recovery) charge - veneer failure	(889)	3,021
Deferred income taxes	6,894	7,392
Changes in assets and liabilities, net of effects of acquisitions and divestitures	(30,604)	(19,573)
Net cash provided by operating activities	281,355	233,092
Cash Flows from Investing Activities:
Acquisitions, net of cash acquired	(468,628)	(851,839)
Additions to intangible assets	(280)	—
Additions to property and equipment	(203,227)	(154,907)
Proceeds from sale of property and equipment	1,380	1,110
Proceeds from property insurance settlement	146	—
Net cash used in investing activities	(670,609)	(1,005,636)
Cash Flows from Financing Activities:
Proceeds from debt borrowings	846,750	465,000
Principal payments on debt	(783,684)	(26,257)
Payments of debt issuance costs	(6,619)	(12,759)
Proceeds from the exercise of share based awards	349	89
Proceeds from the public offering of Class A common stock	496,245	496,231
Payments of debt modification costs	(1,396)	—
Net cash provided by financing activities	551,645	922,304
Net increase in cash, cash equivalents and restricted cash	162,391	149,760
Cash, cash equivalents and restricted cash, beginning of period	220,912	71,152
Cash, cash equivalents and restricted cash, end of period	$383,303	$220,912
Supplemental Disclosure of Cash Flow Information:
Cash interest payments	$61,217	$43,588
Cash income tax payments	$6,776	$10,109
Non-current assets obtained through long-term financing obligations	$30,551	$12,322
Right-of-use assets obtained in exchange for operating lease obligations	$11,686	$19,796

CASELLA WASTE SYSTEMS, INC. AND SUBSIDIARIES
UNAUDITED RECONCILIATION OF CERTAIN NON-GAAP MEASURES
(In thousands)
Non-GAAP Performance Measures
In addition to disclosing financial results prepared in accordance with generally accepted accounting principles in the United States ("GAAP"), the Company also presents non-GAAP performance measures such as Adjusted EBITDA, Adjusted EBITDA as a percentage of revenues, Adjusted Operating Income, Adjusted Net Income and Adjusted Diluted Earnings Per Common Share that provide an understanding of operational performance because it considers them important supplemental measures of the Company's performance that are frequently used by securities analysts, investors and other interested parties in the evaluation of the Company's results. The Company also believes that identifying the impact of certain items as adjustments provides more transparency and comparability across periods. Management uses these non-GAAP performance measures to further understand its “core operating performance” and believes its “core operating performance” is helpful in understanding its ongoing performance in the ordinary course of operations. The Company believes that providing such non-GAAP performance measures to investors, in addition to corresponding income statement measures, affords investors the benefit of viewing the Company’s performance using the same financial metrics that the management team uses in making many key decisions and understanding how the core business and its results of operations has performed. The tables below set forth such performance measures on an adjusted basis to exclude such items:

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2024	2023	2024	2023
Net income (loss)	$4,876	$(1,811)	$13,536	$25,399
Provision for income taxes	835	2,849	7,512	11,646
Other income	(427)	(629)	(1,666)	(1,646)
Interest expense, net	11,849	12,950	51,983	36,837
Depreciation and landfill amortization	48,721	41,977	178,426	139,668
Amortization of intangibles (i)	17,636	12,633	56,481	31,037
Expense from acquisition activities (ii)	6,582	5,237	24,879	15,038
Southbridge Landfill closure (recovery) charge (iii)	(92)	191	8,385	467
Landfill capping (recovery) charge - veneer failure (iv)	(1,739)	3,870	(1,739)	3,870
Debt modification expense (v)	1,396	—	1,396	—
Loss from termination of bridge financing (vi)	—	—	—	8,191
Legal settlement (vii)	—	—	—	6,150
Gain on resolution of acquisition related contingent consideration (viii)	—	—	—	(965)
Depletion of landfill operating lease obligations	2,517	2,468	9,763	9,026
Interest accretion on landfill and environmental remediation liabilities	2,843	2,415	11,601	9,885
Adjusted EBITDA	$94,997	$82,150	$360,557	$294,603
Adjusted EBITDA as a percentage of revenues	22.2%	22.8%	23.2%	23.3%
Depreciation and landfill amortization	(48,721)	(41,977)	(178,426)	(139,668)
Depletion of landfill operating lease obligations	(2,517)	(2,468)	(9,763)	(9,026)
Interest accretion on landfill and environmental remediation liabilities	(2,843)	(2,415)	(11,601)	(9,885)
Adjusted Operating Income	$40,916	$35,290	$160,767	$136,024

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2024	2023	2024	2023
Net income (loss)	$4,876	$(1,811)	$13,536	$25,399
Amortization of intangibles (i)	17,636	12,633	56,481	31,037
Expense from acquisition activities (ii)	6,582	5,237	24,879	15,038
Southbridge Landfill (recovery) closure charge (iii)	(92)	191	8,385	467
Landfill capping (recovery) charge - veneer failure (iv)	(1,739)	3,870	(1,739)	3,870
Debt modification expense (v)	1,396	—	1,396	—
Loss from termination of bridge financing (vi)	—	—	—	8,191
Legal settlement (vii)	—	—	—	6,150
Gain on resolution of acquisition related contingent consideration (viii)	—	—	—	(965)
Interest expense from acquisition activities (ix)	—	—	—	496
Tax effect (x)	(2,893)	(3,096)	(22,259)	(15,476)
Adjusted Net Income	$25,766	$17,024	$80,679	$74,207

Diluted weighted average common shares outstanding	63,449	57,981	59,681	55,274
Dilutive effect of options and other stock awards	—	109	—	—
Adjusted Diluted Weighted Average Common Shares Outstanding	63,449	58,090	59,681	55,274

Diluted earnings (loss) per common share	$0.08	$(0.03)	$0.23	$0.46
Amortization of intangibles (i)	0.28	0.22	0.95	0.56
Expense from acquisition activities (ii)	0.11	0.09	0.42	0.27
Southbridge Landfill closure (recovery) charge (iii)	—	—	0.14	0.01
Landfill capping (recovery) charge - veneer failure (iv)	(0.03)	0.07	(0.03)	0.07
Debt modification expense (v)	0.02	—	0.02	—
Loss from termination of bridge financing (vi)	—	—	—	0.15
Legal settlement (vii)	—	—	—	0.11
Gain on resolution of acquisition related contingent consideration (viii)	—	—	—	(0.02)
Interest expense from acquisition activities (ix)	—	—	—	0.01
Tax effect (x)	(0.05)	(0.06)	(0.38)	(0.28)
Adjusted Diluted Earnings Per Common Share	$0.41	$0.29	$1.35	$1.34

(i)Amortization of intangibles is the add-back of non-cash amortization of acquired intangibles such as covenants not-to-compete, customer relationships and trade names.
(ii)Expense from acquisition activities is comprised primarily of legal, consulting, rebranding and other costs associated with the due diligence, acquisition and integration of acquired businesses. The twelve months ended December 31, 2024 included a charge for an increase in the reserve against accounts receivable of the businesses acquired in the acquisition of four wholly owned subsidiaries of GFL Environmental Inc., as a result of our inability to pursue collections during the transition services period with the seller, resulting in accounts receivable aged beyond what is typical in our business.
(iii)Southbridge Landfill closure (recovery) charge are expenses related to the unplanned early closure of the Southbridge Landfill along with associated legal activities. The Company initiated the unplanned, premature closure of the Southbridge Landfill in the fiscal year ended December 31, 2017 due to the significant capital investment required to obtain expansion permits and for future development coupled with an uncertain regulatory environment. The unplanned closure of the Southbridge Landfill reduced the economic useful life of the assets from prior estimates by approximately ten years. In August 2024, the Company received the final closure permit related to Southbridge Landfill, which set out permit conditions including environmental monitoring, third party inspections, inspection of the final cover, leachate sampling, post-closure monitoring and other post-closure requirements, and entered the post-closure period. The Company recorded a non-cash charge of $8.4 million in fiscal year 2024 to revise the accrued post-closure liability for the Southbridge Landfill based on the conditions in the closure permit.
(iv)Landfill capping (recovery) charge - veneer failure in the periods ending December 31, 2023 consists of both (i) the write-off of historical payments associated with capping work that has been deemed no longer viable due to a veneer failure and (ii) the related operating expenses incurred to clean up the affected capping material at the Company's landfill in Seneca, New York. In the periods ending December 31, 2024, we recorded a recovery consisting of both (i) a partial reversal of historical payments written off after an engineering evaluation determined that a portion of the area affected by the veneer failure was deemed to still be viable as well as (ii) a recovery of operating expenses incurred during the clean up of the affected capping material as part of a settlement with a third-party.
(v)Debt modification expense associated with agent fees and other third party costs we paid during the refinancing of our second amended and restated credit agreement.
(vi)Loss from termination of bridge financing is related to the write-off of the remaining unamortized debt issuance costs associated with the extinguishment of bridge financing agreements associated with acquisitions.
(vii)Legal settlement is related to reaching an agreement in June 2023 with the collective class members of a class action lawsuit relating to certain Fair Labor Standards Act of 1938 ("FLSA") claims as well as state wage and hours laws.
(viii)Gain on resolution of acquisition related contingent consideration is associated with the reversal of a contingency for a transfer station permit expansion that is no longer deemed viable.
(ix)Interest expense from acquisition activities is the amortization of debt issuance costs comprised of transaction, legal, and other similar costs associated with bridge financing activities related to acquisitions.
(x)Tax effect of the adjustments is an aggregate of the current and deferred tax impact of each adjustment, including the impact to the effective tax rate, current provision and deferred provision. The computation considers all relevant impacts of the adjustments, including available net operating loss carryforwards and the impact on the remaining valuation allowance.

Non-GAAP Liquidity Measures
In addition to disclosing financial results prepared in accordance with GAAP, the Company also presents non-GAAP liquidity measures such as Adjusted Free Cash Flow that provide an understanding of the Company's liquidity because it considers them important supplemental measures of its liquidity that are frequently used by securities analysts, investors and other interested parties in the evaluation of the Company's cash flow generation from its core operations that are then available to be deployed for strategic acquisitions, growth investments, development projects, unusual landfill closures, site improvement and remediation, and strengthening the Company’s balance sheet through paying down debt. The Company also believes that showing the impact of certain items as adjustments provides more transparency and comparability across periods. Management uses non-GAAP liquidity measures to understand the Company’s cash flow provided by operating activities after certain expenditures along with its consolidated net leverage and believes that these measures demonstrate the Company’s ability to execute on its strategic initiatives. The Company believes that providing such non-GAAP liquidity measures to investors, in addition to corresponding cash flow statement measures, affords investors the benefit of viewing the Company’s liquidity using the same financial metrics that the management team uses in making many key decisions and understanding how the core business and cash flow generation has performed. The table below, on an adjusted basis to exclude certain items, sets forth such liquidity measures:

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2024	2023	2024	2023
Net cash provided by operating activities	$109,761	$75,267	$281,355	$233,092
Capital expenditures	(76,866)	(64,543)	(203,227)	(154,907)
Proceeds from sale of property and equipment	333	139	1,380	1,110
Proceeds from property insurance settlement	—	—	146	—
Southbridge Landfill closure (i)	754	1,084	3,035	4,308
Cash outlays for acquisition expenses (ii)	6,442	4,813	20,457	13,105
Acquisition capital expenditures (iii)	19,836	9,812	45,325	20,866
McKean Landfill rail capital expenditures (iv)	145	7,419	3,688	10,725
FLSA legal settlement payment (v)	—	—	6,150	—
Landfill capping (recovery) charge - veneer failure payment (vi)	(850)	—	—	—
Adjusted Free Cash Flow	$59,555	$33,991	$158,309	$128,299
(i)Southbridge Landfill closure are cash outlays associated with the unplanned, early closure of the Southbridge Landfill. The Company initiated the unplanned, premature closure of the Southbridge Landfill in the fiscal year ended December 31, 2017, and expects to incur cash outlays through satisfaction of the closure requirements and the environmental remediation process. In August 2024, the Company received the final closure permit related to Southbridge Landfill and entered the post-closure period.
(ii)Cash outlays for acquisition expenses are cash outlays for transaction and integration costs relating to specific acquisition transactions and include legal, consulting, rebranding and other costs as part of the Company’s strategic growth initiative.
(iii)Acquisition capital expenditures are acquisition-related capital expenditures that are necessary to transition and upgrade acquired assets to Company operating standards and to achieve strategic synergies associated with integrating newly acquired operations, which can be considered, together with acquisition purchase price, as part of the initial overall investment in an acquired business.
(iv)McKean Landfill rail capital expenditures are long-term infrastructure capital expenditures related to rail side development at the Company's landfill in Mount Jewett, PA ("McKean Landfill"), which is different from the landfill construction investments in the normal course of operations.
(v)FLSA legal settlement payment is the cash outlay of a legal settlement related to reaching an agreement in June 2023 with the collective class members of a class action lawsuit relating to certain claims under the FLSA as well as state wage and hours laws.
(vi)Landfill capping (recovery) charge - veneer failure payment is the cash outlay associated with operating expenses incurred to clean up the affected capping material at the Company's landfill in Seneca, New York that has been reimbursed to us by a third party.

Non-GAAP financial measures are not in accordance with or an alternative for GAAP. Adjusted EBITDA, Adjusted EBITDA as a percentage of revenues, Adjusted Operating Income, Adjusted Net Income, Adjusted Diluted Earnings Per Common Share, and Adjusted Free Cash Flow should not be considered in isolation from or as a substitute for financial information presented in accordance with GAAP, and may be different from Adjusted EBITDA, Adjusted EBITDA as a percentage of revenues, Adjusted Operating Income, Adjusted Net Income, Adjusted Diluted Earnings Per Common Share, and Adjusted Free Cash Flow presented by other companies.

CASELLA WASTE SYSTEMS, INC. AND SUBSIDIARIES
UNAUDITED RECONCILIATION OF FISCAL YEAR 2025 OUTLOOK NON-GAAP MEASURES
(In thousands)

Following is a reconciliation of the Company's estimated Adjusted EBITDA(i) from estimated Net income for fiscal year 2025:

(Estimated) Twelve Months Ending December 31, 2025
Net income	$10,000 - $25,000
Provision for income taxes	5,000 - 15,000
Other income	(2,000)
Interest expense, net	60,000
Expense from acquisition activities	15,000
Depreciation and landfill amortization	218,000
Amortization of intangibles	74,000
Depletion of landfill operating lease obligations	11,000
Interest accretion on landfill and environmental remediation liabilities	14,000
Adjusted EBITDA	$410,000 - $425,000
Following is a reconciliation of the Company's estimated Adjusted Free Cash Flow(i) from estimated Net cash provided by operating activities for fiscal year 2025:

(Estimated) Twelve Months Ending December 31, 2025
Net cash provided by operating activities	$320,000 - $335,000
Capital expenditures	(215,000)
Acquisition capital expenditures	45,000
Cash outlays for acquisition expenses	15,000
Adjusted Free Cash Flow	$165,000 - $180,000
(i)See footnotes for Non-GAAP Performance Measures and Non-GAAP Liquidity Measures included in the Unaudited Reconciliation of Certain Non-GAAP Measures for further disclosure over the nature of the various adjustments to estimated Adjusted EBITDA and estimated Adjusted Free Cash Flow.

CASELLA WASTE SYSTEMS, INC. AND SUBSIDIARIES
UNAUDITED SUPPLEMENTAL DATA TABLES
(In thousands)
Amounts of total revenues attributable to services provided for the three and twelve months ended December 31, 2024 and 2023 are as follows:

	Three Months Ended December 31,
	2024			2023
	Gross Revenues	Intercompany Revenues	Third-Party Revenues	Gross Revenues	Intercompany Revenues	Third-Party Revenues
Collection	$290,365	$(16,477)	$273,888	$227,754	$(13,082)	$214,672
Disposal	130,149	(66,146)	64,003	122,675	(59,526)	63,149
Landfill gas-to-energy	1,814	—	1,814	1,575	—	1,575
Processing	3,198	(533)	2,665	3,133	(529)	2,604
Solid waste operations	425,526	(83,156)	342,370	355,137	(73,137)	282,000
Processing	36,401	(3,934)	32,467	34,249	(4,223)	30,026
National Accounts	52,844	(195)	52,649	47,680	(139)	47,541
Resource Solutions operations	89,245	(4,129)	85,116	81,929	(4,362)	77,567
Total revenues	$514,771	$(87,285)	$427,486	$437,066	$(77,499)	$359,567

	Twelve Months Ended December 31,
	2024			2023
	Gross Revenues	Intercompany Revenues	Third-Party Revenues	Gross Revenues	Intercompany Revenues	Third-Party Revenues
Collection	$1,024,850	$(63,066)	$961,784	$761,938	$(51,348)	$710,590
Disposal	497,574	(250,856)	246,718	457,478	(212,896)	244,582
Landfill gas-to-energy	7,958	—	7,958	6,617	—	6,617
Processing	12,915	(1,959)	10,956	12,109	(2,155)	9,954
Solid waste operations	1,543,297	(315,881)	1,227,416	1,238,142	(266,399)	971,743
Processing	142,722	(12,263)	130,459	120,838	(14,841)	105,997
National Accounts	200,213	(805)	199,408	187,298	(496)	186,802
Resource Solutions operations	342,935	(13,068)	329,867	308,136	(15,337)	292,799
Total revenues	$1,886,232	$(328,949)	$1,557,283	$1,546,278	$(281,736)	$1,264,542

Components of consolidated revenue growth for the three months ended December 31, 2024 compared to the three months ended December 31, 2023 are as follows:

	Amount	% of Related Business	% of Total Company
Solid waste operations:
Collection	$13,400	6.2%	3.7%
Disposal	1,840	2.9%	0.5%
Processing	(20)	(0.8)%	—%
Solid waste price	15,220	5.4%	4.2%
Collection	(1,564)	(0.7)%	(0.4)%
Disposal	(3,199)	(5.1)%	(0.9)%
Processing	(227)	(8.7)%	(0.1)%
Solid waste volume	(4,990)	(1.8)%	(1.4)%
Surcharges and other fees	(338)		(0.1)%
Commodity price and volume	350		0.1%
Acquisitions	50,128	17.8%	14.0%
Total solid waste operations	60,370	21.4%	16.8%
Resource Solutions operations:
Price	3,912	5.0%	1.1%
Volume	4,039	5.2%	1.1%
Surcharges and other fees	(402)		(0.1)%
Total Resource Solutions operations	7,549		2.1%
Total Company	$67,919		18.9%

Components of capital expenditures(i) for the three and twelve months ended December 31, 2024 and 2023 are as follows:

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2024	2023	2024	2023
Growth capital expenditures:
Acquisition capital expenditures	$24,006	$9,812	$49,495	$20,866
McKean Landfill rail capital expenditures	145	7,419	3,688	10,725
Other	5,231	3,779	14,867	9,894
Growth capital expenditures	29,382	21,010	68,050	41,485
Replacement capital expenditures:
Landfill development	11,337	10,575	43,873	37,928
Vehicles, machinery, equipment and containers	23,447	22,922	64,795	53,819
Facilities	11,354	7,685	21,890	16,263
Other	1,346	2,351	4,619	5,412
Replacement capital expenditures	47,484	43,533	135,177	113,422
Capital expenditures	$76,866	$64,543	$203,227	$154,907
(i)The Company's capital expenditures are broadly defined as pertaining to either growth or replacement activities. Growth capital expenditures are defined as costs related to development projects, organic business growth, and the integration of newly acquired operations. Growth capital expenditures include costs related to the following: 1) acquisition capital expenditures that are necessary to transition and upgrade acquired assets to Company operating standards and to achieve strategic synergies associated with integrating newly acquired operations, which can be considered, together with acquisition purchase price, as part of the initial overall investment in an acquired business; 2) McKean Landfill rail capital expenditures, which is unique and different from landfill construction investments in the normal course of operations because the Company is investing in long-term infrastructure; and 3) development of landfill permit expansions, investment in infrastructure to increase throughput at transfer stations and recycling and other processing facilities, capital expenditures for new equipment, such as trucks, containers or compactors, to support new contracts or other organic business growth, and other development projects in support of our growth strategies. Replacement capital expenditures are defined as landfill cell construction costs not related to expansion airspace, costs for normal permit renewals, replacement costs for equipment and other capital expenditures due to age or obsolescence, and capital items not otherwise defined as growth capital expenditures.